Exhibit (g)(1)(xxii)

FORM OF AMENDMENT NO. 21

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 21, dated as of             , 2012 (“Amendment No. 21”), to the Amended and Restated Global Custody Agreement, dated as of February 1, 2002, as amended (“Agreement”), by and between EQ Advisors Trust (“Trust”) and JPMorgan Chase Bank, N.A. (“Bank”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

The Trust and Bank hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. The Trust hereby includes the All Asset Moderate Growth-Alt 15 Portfolio, All Asset Aggressive-Alt 25 Portfolio, AXA Aggressive Strategy Portfolio, EQ/Emerging Markets Equity PLUS Portfolio, EQ/High Yield Bond Portfolio, EQ/International Small Cap PLUS Portfolio, EQ/Natural Resources PLUS Portfolio, EQ/PIMCO Real Return Portfolio and EQ/Real Estate PLUS Portfolio in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Name Changes. Effective April 30, 2012 the name of All Asset Allocation Portfolio will change to All Asset Growth-Alt 20 Portfolio. Effective October 2011, the names of ATM Core Bond Portfolio and ATM Government Bond Portfolio were changed to EQ/AllianceBernstein Short-Term Bond Portfolio and EQ/AllianceBernstein Short-Term Government Bond Portfolio, respectively.

3.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 21 as of the date first above set forth.

EQ ADVISORS TRUST		JPMORGAN CHASE BANK, N.A.

By:		By:
Name:	Brian Walsh	Name:	John K. Breitweg
Title:	Chief Financial Officer and Treasurer	Title:	Managing Director

SCHEDULE C

AMENDMENT NO. 21

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

All Asset Growth – Alt 20 Portfolio (formerly, All Asset Allocation Portfolio)

EQ/Franklin Templeton Allocation Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Multi-Sector Equity Portfolio

EQ/High Yield Bond Portfolio

EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/International Equity Index Portfolio

EQ/International Small Cap PLUS Portfolio

EQ/International Value PLUS Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

EQ/Mutual Large Cap Equity Portfolio

EQ/Natural Resources PLUS Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Real Estate PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/Templeton Global Equity Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Wells Fargo Omega Growth Portfolio

All Asset Moderate Growth – Alt 15 Portfolio
All Asset Aggressive – Alt 25 Portfolio
ATM International Portfolio
ATM Large Cap Portfolio
ATM Mid Cap Portfolio
ATM Small Cap Portfolio
AXA Aggressive Strategy Portfolio
AXA Balanced Strategy Portfolio
AXA Conservative Growth Strategy Portfolio
AXA Conservative Strategy Portfolio
AXA Growth Strategy Portfolio
AXA Moderate Growth Strategy Portfolio
AXA Tactical Manager 500 Portfolio
AXA Tactical Manager 2000 Portfolio
AXA Tactical Manager 400 Portfolio
AXA Tactical Manager International Portfolio
AXA Ultra Conservative Strategy Portfolio
EQ/AllianceBernstein Short-Term Bond Portfolio (formerly, ATM Core Bond Portfolio)
EQ/AllianceBernstein Short-Term Government Bond Portfolio (formerly, ATM Government Bond Portfolio)
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio
EQ/BlackRock Basic Value Equity Portfolio
EQ/Boston Advisors Equity Income Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Common Stock Index Portfolio
EQ/Core Bond Index
EQ/Davis New York Venture Portfolio
EQ/Emerging Markets Equity PLUS Portfolio
EQ/Equity 500 Index Portfolio
EQ/Equity Growth PLUS Portfolio
EQ/Franklin Core Balanced Portfolio